Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" in the Post-Effective Amendment No. 4 to the 1933 Act Registration Statement (Form S-3, File No. 333-267670) and related Prospectuses of The Lincoln National Life Insurance Company for the offering of interests in Lincoln Level Advantage 2 B-Share Index-Linked Annuity Contracts, Lincoln Level Advantage 2 B-Class Index-Linked Annuity Contracts, Lincoln Level Advantage 2 Access Index-Linked Annuity Contracts, Lincoln Level Advantage 2 Advisory Index-Linked Annuity Contracts, Lincoln Level Advantage 2 Advisory Class Index-Linked Annuity Contracts, dated April 23, 2024.
We also consent to the use of our report dated March 15, 2024, with respect to the consolidated financial statements and financial statement schedules of The Lincoln National Life Insurance Company, for the year ended December 31, 2023, incorporated by reference in this Registration Statement, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
April 23, 2024